SECOND AMENDMENT TO PARTICIPATION AGREEMENT

THIS SECOND AMENDMENT TO PARTICIPATION AGREEMENT is made as of this 11th day of January, 2008, among FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (“FGWL&A”), DELAWARE VIP TRUST (“Fund”), DELAWARE MANAGEMENT COMPANY, a series of Delaware Management Business Trust (“Adviser”), and DELAWARE DISTRIBUTORS, L.P. (“Distributor”), (collectively, the “Parties”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, FGWL&A, Fund, Adviser, and Distributor are parties to a Participation Agreement dated June 2, 2003, as amended (the “Agreement”); and

WHEREAS, the Parties to the Agreement desire to add an additional contract under the terms of the Agreement; and

WHEREAS, the Parties desire and agree to amend the Agreement by deleting Schedule A of the Agreement and replacing it with the revised Schedule A attached hereto.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereby amend the Agreement as follows:

1.	Schedule A of the Agreement is hereby replaced in its entirety with Schedule A as attached and incorporated by reference to this Amendment.

[Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the 11th day of January, 2008.

FIRST GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY

By its authorized officer,

By:	/s/ Chris Bergeon

Name:	Chris Bergeon
Title:	VP
Date:	Feb 5, 08

DELAWARE VIP TRUST

By its authorized officer,

By:	/s/ Patrick P. Coyne

Name:	Patrick P. Coyne
Title:	President
Date:	January 11, 2008

DELAWARE MANAGEMENT COMPANY,

a series of Delaware Management Business Trust

By its authorized officer,

By:	/s/ John C. E. Campbell

Name:	John C. E. Campbell
Title:	Executive Vice President Global Marketing and Client Services
Date:	January 11, 2008

DELAWARE DISTRIBUTORS, L.P.

By its authorized officer,

By:	/s/ Douglas L. Anderson

Name:	Douglas L. Anderson
Title:	Senior Vice President/Operations
Date:	January 11, 2008

SCHEDULE A

Contracts	Form Numbers

Charles Schwab & Co., Inc. (Schwab Select)	J434NY

Charles Schwab & Co., Inc . (Schwab OneSource™)	J444NY